UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, New York 14224
(Address of principal executive offices) (ZIP Code)

(888) 554-8789

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common	WKSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2025, Worksport Ltd., a Nevada corporation (the “Company”), completed the initial closing of its Regulation A offering (the “Offering”) of up to 3,100,000 units (the “Units”), each consisting of one share of the Company’s 8% Series C Convertible Preferred Stock (the “Preferred Stock”), and one warrant to purchase one share of the Company’s common stock (the “Warrant”). The Offering is being conducted pursuant to the Company’s Offering Statement on Form 1-A, as amended (the “Offering Statement”), which was qualified by the U.S. Securities and Exchange Commission on May 27, 2025.

In connection with the initial closing, the Company issued an aggregate of 49,335 Units to investors that were placed by Digital Offering LLC, the Company’s placement agent (the “Placement Agent”), for aggregate gross proceeds of $160,338.75. After deducting Placement Agent commissions and offering-related expenses of $11,223.71, the Company received net proceeds of $149,115.04.

The Units were issued pursuant to the terms of that certain Selling Agency Agreement dated as of May 27, 2025, by and between the Company and the Placement Agent. The Preferred Stock and Warrants were issued in accordance with the terms of the Subscription Agreement, and the rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of the Preferred Stock. The material terms of the Preferred Stock include: (i) an annual cumulative dividend rate of 8% of the $3.25 per share liquidation preference, payable quarterly in arrears; (ii) a liquidation preference of $3.25 per share, plus accrued and unpaid dividends; (iii) the right to convert each share into one share of common stock at any time, subject to a 9.99% beneficial ownership limitation; (iv) mandatory automatic conversion into common stock on the second anniversary of the original issue date; and (v) limited voting rights, including approval rights over the creation of senior securities and adverse amendments. Each of the foregoing documents is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Any descriptions are qualified in their entirety by reference to the applicable exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated herein by reference. Although the securities were not registered under the traditional registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), the issuance of the Units, including the Preferred Stock and Warrants, was qualified pursuant to Regulation A under the Securities Act in accordance with the Offering Statement.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 and 5.03 of this Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2025, in connection with the Offering, the Company filed the Certificate of Designation of the 8% Series C Convertible Preferred Stock with the Secretary of State of the State of Nevada, designating 3,100,000 shares of such series. The disclosures set forth in Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The Company intends to continue conducting closings in connection with the Offering until the earlier of (i) the sale of all Units offered pursuant to the Offering Statement, or (ii) the termination of the Offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of 8% Series C Convertible Preferred Stock
10.1	Selling Agency Agreement dated as of May 27, 2025, by and between the Company and Digital Offering LLC
10.2	Form of Subscription Agreement
10.3	Form of Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: June 18, 2025	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)